EXHIBIT 24


                           NAVARRE-500 BUILDING ASSOCIATES

                                   FILE NO. 0-2673

                                  POWER OF ATTORNEY


                   We, the undersigned general partners of Navarre-500

         Building Associates ("Associates"), hereby severally constitute and appoint Stanley Katzman and Richard A. Shapiro and each of them, individually, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names and in the capacities indicated below on behalf of Associates, any and all reports or other statements required to be filed with the

         Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934.

              Signature              Title                    Date


         /s/Peter L. Malkin
         Peter L. Malkin          General Partner        March 29, 1996


         /s/C. Michael Spero
         C. Michael Spero         General Partner        March 29, 1996

         STATE OF NEW YORK   )
                             : ss.:
         COUNTY OF NEW YORK  )


                   On the 29 day of March, 1996 before me personally came

         PETER L. MALKIN and C. MICHAEL SPERO, to me known to be the individuals described in and who executed the foregoing

         instrument, and acknowledged that they executed the same.



                                  /s/ NOTARY PUBLIC
                                      NOTARY PUBLIC